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                                                                     EXHIBIT 5.1


Charles F. Hertlein, Jr.
   (513) 977-8315

                              ____________, 1997

Universal Document Management Systems, Inc.
Suite 250
4350 Glendale-Milford Road
Cincinnati, Ohio  45241

Ladies and Gentlemen:

    This opinion is rendered for use in connection with the Registration Statement on Form S-1, prescribed pursuant to the Securities Act of 1933, to be filed by MedPlus, Inc. (the "Company") with the Securities and Exchange Commission on or about ____________1997, under which up to ____________ shares of the Company's Common Stock without par value ("Common Stock") are to be registered.

    We hereby consent to the filing of this opinion as Exhibit ___ and ____ to the Registration Statement and to the reference to our name in the Registration Statement.

    As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Articles of Incorporation and Amended Code of Regulations and the record of proceedings of the shareholders and directors of the Company.

    Based upon the foregoing, we are of the opinion that:

    1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

    2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to ____________ shares of the Common Stock to be issued for sale to the public shall have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                        Very truly yours,

                        DINSMORE & SHOHL LLP

                        /S/ Charles F. Hertlein, Jr.

                        Charles F. Hertlein, Jr.
Encl.